Exhibit 10.10

Execution Version

REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT

This REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT (as the same may be amended, modified or supplemented from time to time, this “Agreement”), dated as of September 12, 2023, is made and entered into by and between Global Net Lease, Inc., a Maryland corporation (the “Company”), AR Global Investments, LLC, a Delaware limited liability company (“AR Global”), Global Net Lease Special Limited Partnership, LLC, a Delaware limited liability company (“GNL SLP”), Necessity Retail Space Limited Partner, LLC, a Delaware limited company (“RTL SLP”) and those additional holders identified on Schedule A hereto (collectively with AR Global, GNL SLP, and RTL SLP, the “Holders” and each, a ”Holder”), and shall become effective at the Effective Time, as defined herein.

Recitals

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 23, 2023, by and among GNL Advisor Merger Sub LLC, a Delaware limited liability company (the “GNL Advisor Sub”), GNL PM Merger Sub LLC, a Delaware limited liability company (the “GNL PM Sub”), RTL Advisor Merger Sub LLC, a Delaware limited liability company (the “RTL Advisor Sub”), RTL PM Merger Sub LLC, a Delaware limited liability company (the “RTL PM Sub”), the Company, Global Net Lease Operating Partnership, L.P., a Delaware limited partnership, The Necessity Retail REIT, Inc., a Maryland corporation, and The Necessity Retail REIT Operating Partnership, L.P., a Delaware limited partnership on the one hand, and AR Global, GNL SLP, RTL SLP, Global Net Lease Advisors, LLC, a Delaware limited liability company (the “GNL Advisor”), Global Net Lease Properties, LLC, a Delaware limited liability company (the “GNL Property Manager”), Necessity Retail Advisors, LLC, a Delaware limited liability company (the “RTL Advisor”), and Necessity Retail Properties, LLC, a Delaware limited liability company (the “RTL Property Manager”) on the other hand, (i) GNL Advisor Sub merged with and into GNL Advisor, with GNL Advisor being the surviving entity (the “GNL Advisor Merger”), (ii) GNL PM Sub merged with and into GNL Property Manager, with GNL Property Manager being the surviving entity (the “GNL PM Merger”), (iii) RTL Advisor Sub merged with and into RTL Advisor, with RTL Advisor being the surviving entity (the “RTL Advisor Merger”), and (iv) RTL PM Sub merged with and into RTL Property Manager, with RTL Property Manager being the surviving entity (the “RTL PM Merger”) (collectively, the GNL Advisor Merger, GNL PM Merger, RTL Advisor Merger, and RTL PM Merger are referred to as the “Internalization Merger”);

WHEREAS, pursuant to the Internalization Merger, each outstanding membership interest of GNL Advisor, GNL Property Manager, RTL Advisor, and RTL Property Manager will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement);

WHEREAS, as of the Effective Time, the Holders will receive, in the aggregate, 29,614,825 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company in the Internalization Merger;

WHEREAS, the Company desires to enter into this Agreement with the Holders in order to grant the Holders the registration rights contained herein from and after the closing of the Internalization Merger.

Agreement

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

ARTICLE 1
DEFINED TERMS

Section 1.1. Defined Terms. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For clarity, as of the date of this Agreement, (i) “Affiliate” includes Nicholas Schorsch, and (ii) the number of shares of Common Stock held by the Holders and their Affiliates is attached to this Agreement as Attachment A.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Block Trade” means any non-marketed underwritten offering taking the form of a block trade to a financial institution, “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or institutional “accredited” investor (as defined in Rule 501(a) of Regulation D under the Securities Act), bought deal, over-night deal or similar transaction through a broker, sales agent or distribution agent, whether as agent or principal, that does not include “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days, the issuance of a “comfort letter” by the Company’s auditors, or the issuance of a legal opinion by the Company’s legal counsel.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” means the effective time of the Internalization Merger.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“Minimum Ownership Amount” means a number of shares of Common Stock equal to 10% of the Common Stock outstanding from time to time.

“Opt-Out Notice” means a notice delivered by the Holders to the Company instructing the Company not to deliver any notices with respect to any Piggyback Registration, which notice shall be effective for the term specified therein.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Prospectus” means any prospectus or prospectuses included in, or relating to, any Registration Statement (including without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Shares” with respect to each Holder, means at any time (i) any Common Stock beneficially owned by such Holder and (ii) any Common Stock issued or issuable with respect to any securities described in clause (i) above by way of a share distribution or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, such Holder shall be deemed to be a holder of Registrable Shares whenever such Holder has the right to then acquire or obtain from the Company any Registrable Shares, whether or not such acquisition has actually been effected); provided, however, that Registrable Shares shall cease to be Registrable Shares with respect to such Holder upon the earliest to occur of (A) when such Registrable Shares shall have been disposed of pursuant to an effective Registration Statement under the Securities Act or pursuant to Rule 144 under the Securities Act, (B) when all of such Holder’s Registrable Shares may be sold without restriction or pursuant to Rule 144(b) under the Securities Act and such Holder, together with its Affiliates, owns less than 5% of the outstanding shares of Common Stock, or (C) when such Holder’s Registrable Shares shall have ceased to be outstanding.

“Registration Expenses” means any and all fees and expenses incident to the performance of or compliance with this Agreement, which shall be borne and paid by the Company as provided below, whether or not any Registration Statement is filed or becomes effective, including, without limitation: (i) all registration, qualification and filing fees (including fees and expenses with respect to (A) filings required to be made with the Commission and the U.S. Financial Industry Regulatory Authority and (B) compliance with securities or “blue sky” laws), (ii) typesetting and printing expenses, (iii) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (iv) the fees and expenses incurred in connection with the listing of the Registrable Shares, (v) the fees and disbursements of legal counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, and any transfer agent and registrar fees and (vi) the reasonable fees and expenses of any special experts retained by the Company; provided, however, that “Registration Expenses” shall not include, and the Company shall not have any obligation to pay, any underwriting fees, discounts, commissions, or taxes (including transfer taxes) attributable to the sale of securities by the Holders, or any legal fees and expenses of counsel to the Holders and any underwriter engaged by the Holders or any other expenses incurred in connection with the performance by the Holders of their obligations under the terms of this Agreement.

“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act which permits the public offering of any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“Transfer” means any offer, sale, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Registrable Shares or interest in Registrable Shares.

ARTICLE 2
REGISTRATION RIGHTS

Section 2.1. Shelf Registration. The Company shall file or cause to be filed, as soon as practicable after the date of this Agreement, with the Commission a Registration Statement on Form S-3 (which shall be, if the Company is then eligible, an Automatic Shelf Registration Statement), or if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1, providing for the registration of, and the sale by the Holders of, all of the Registrable Shares held by the Holders at the time of such filing on a continuous or delayed basis by the Holders, from time to time in accordance with the methods of distribution elected by the Holder, pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission; provided, however, that the Holders acknowledge and agree that, pursuant to Section 3.3 of this Agreement, it is subject to certain restrictions on transfer of the Registrable Shares issued pursuant to the Internalization Merger. The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. To the extent that the Company has an effective shelf registration statement on file and it is effective with the Commission at the time the Company is going to file a Registration Statement hereunder, the Company may (but will not be required to) instead file a prospectus supplement or post-effective amendment, as applicable, to include in such shelf registration statement the Registrable Shares to be registered pursuant to this Agreement (in such a case, such prospectus supplement or post-effective amendment together with the previously filed shelf registration statement will be considered the Registration Statement).

Section 2.2. Effectiveness. The Company shall use its reasonable best efforts to keep each Registration Statement continuously effective (or in the event a Registration Statement expires pursuant to Rule 415(a)(5) under the Securities Act, file a replacement Registration Statement and keep such replacement Registration Statement effective) for the period beginning on the date on which the Registration Statement is declared or becomes effective and ending on the earlier of (i) the date on which all Registrable Shares may be resold without volume or manner of sale limitations pursuant to Rule 144 and (ii) the date that all Registrable Shares registered thereunder have been disposed of or withdrawn.

Section 2.3. Notification and Distribution of Materials. The Company shall notify the Holders of the effectiveness of any Registration Statement applicable to the Registrable Shares and shall furnish to the Holders such number of copies of such Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements, if any) and any documents incorporated by reference in such Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in such Registration Statement.

Section 2.4. Amendments and Supplements. During the period that a Registration Statement is effective, the Company shall prepare and file with the Commission from time to time such amendments and supplements to such Registration Statement and Prospectus used in connection therewith as may be necessary to keep such Registration Statement (or a successor Registration Statement filed with respect to such Registrable Shares) effective and to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered thereby. The Company shall file, as promptly as practicable (in any event, within twenty (20) Business Days), any supplement or post-effective amendment to a Registration Statement to add Registrable Shares to any shelf Registration Statement as is reasonably necessary to permit the sale of the Holders’ Registrable Shares pursuant to such Registration Statement. The Company shall furnish to and afford the Holders a reasonable opportunity to review and comment on all amendments and supplements proposed to be filed to a Registration Statement (in each case at least two (2) Business Days prior to such filing). The Company shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing. The Holders agree to deliver such notices, questionnaires and other information as the Company may reasonably request in writing, if any, to the Company within fifteen (15) Business Days after such request.

Section 2.5. Underwritten Offerings.

(a)       The Holders may request, by written notice to the Company, that the Company cooperate with the Holders in any underwritten offering of Registrable Shares initiated by the Holders under a Registration Statement. The Company agrees to reasonably cooperate with any such request for an underwritten offering and to take all such other reasonable actions in connection therewith, including entering into such agreements (including an underwriting agreement in form, scope and substance as is customary for similar underwritten offerings) and taking all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of Registrable Shares included in such underwritten offering, including (i) making such representations and warranties to the underwriters with respect to the business of the Company and the Registration Statement and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings by selling stockholders; (ii) obtaining customary opinions and negative assurance letters of counsel to the Company; (iii) obtaining customary “cold comfort” letters and updates thereof from the independent registered public accountants of the Company (to the extent permitted by applicable accounting rules and guidelines); and (iv) filing any supplements to the Registration Statement and Prospectus as may be necessary in order to enable the Registrable Shares to be distributed in the underwritten offering.

(b)       If the Holders desire to engage in a Block Trade or bought deal pursuant to a shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing shelf Registration Statement), then notwithstanding the time periods set forth in Section 2.4, the Holders may notify the Company of the Block Trade not less than five (5) Business Days prior to the day such offering is first anticipated to commence. If requested by the Holders, the Company will use its reasonable best efforts to facilitate such Block Trade or bought deal (which may close as early as two (2) Business Days after the date it commences).

Section 2.6. Piggyback Registration.

(a)       Piggyback Rights. From and after the Effective Time, unless the Holders have delivered to the Company an Opt-Out Notice (and only for so long as such Opt-Out Notice is effective pursuant to the terms set forth therein), if the Company proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of common equity securities of the Company, or securities or other obligations exercisable or exchangeable for, or convertible into common equity securities of the Company, for its own account (but not for the account of other stockholders of the Company), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) in connection with an “at-the-market” offering or similar continuous offering program, (vi) filed on Form S-4 in connection with an acquisition; or (vii) for a Block Trade, then the Company shall give written notice of such proposed offering to the Holders not less than three (3) Business Days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a shelf Registration Statement, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any and if known, in such offering, and (B) offer to the Holders the opportunity to include in such registered offering such number of Registrable Shares as the Holders may request in writing within three (3) Business Days after receipt of such written notice (such registered offering, a “Piggyback Registration”). The Company shall cause such Registrable Shares to be included in such Piggyback Registration and the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Shares requested by the Holders pursuant to this Section 2.6(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method(s) of distribution thereof. The inclusion of the Holders’ Registrable Shares in a Piggyback Registration shall be subject to the Holders’ agreement to abide by the terms of Section 3.2 below.

(b)       Reduction of Piggyback Registration. If the managing underwriter or underwriters in an underwritten offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders, in each case, participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the Common Stock or other equity securities, if any, as to which registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders hereunder and (ii) the Registrable Shares, if any, as to which registration has been requested pursuant to this Section 2.6, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in any such registration (A) first, the Common Stock or other equity securities that the Company desires to sell and (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Common Stock or other equity securities, if any, as to which registration has been requested pursuant to written contractual piggyback registration rights of stockholders of the Company, including the Registrable Shares of the Holders exercising their rights to register its Registrable Shares pursuant to Section 2.6(a) (pro rata based on the number of securities then owned by such Holder), which can be sold without exceeding the Maximum Number of Securities.

(c)       Piggyback Registration Withdrawal. The Holders shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a shelf Registration Statement, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include shelf registration statement) at any time prior to the effectiveness of such Registration Statement.

Section 2.7. New York Stock Exchange. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Registrable Shares registered under any Registration Statement to be then listed or quoted on the New York Stock Exchange or such other primary exchange or quotation system on which the Common Stock is then listed or quoted.

Section 2.8. Notice of Certain Events.

(a)       The Company shall promptly notify the Holders in writing of the filing of any Registration Statement or Prospectus, amendment or supplement related thereto or any post- effective amendment to a Registration Statement and the effectiveness of any post-effective amendment; provided, however, that this Section 2.8(a) shall not apply to (i) an amendment or supplement relating solely to securities other than the Registrable Shares, and (ii) an amendment or supplement by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A, a Current Report on Form 8-K or a Registration Statement on Form 8-A or any amendments thereto filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Registration Statement or Prospectus.

(b)       At any time when a Prospectus relating to a Registration Statement is required to be delivered under the Securities Act by the Holders to a transferee, the Company shall promptly notify the Holders of the happening of any event as a result of which the Company believes the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly prepare and, if applicable, furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall, if necessary, promptly amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement. The Holders agree that, upon receipt of any notice from the Company of the occurrence of an event as set forth above, the Holders will forthwith discontinue disposition of Registrable Shares pursuant to any Registration Statement covering such Registrable Shares until the Holders’ receipt of written notice from the Company that the use of the Registration Statement may be resumed. The Holders also agree that they will treat as confidential the receipt of any notice from the Company of the occurrence of an event as set forth above and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holders in breach of the terms of this Agreement, or as required by law, regulation, governmental order or subpoena.

Section 2.9. In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all of part of the Registrable Shares to its direct or indirect equityholders, the Company will work with such Holder to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.

ARTICLE 3
SALE AND TRANSFER RESTRICTIONS

Section 3.1. Suspension of Registration Requirements.

(a)       The Company shall promptly notify the Holders in writing of the issuance by the Commission or any state instrumentality of any stop order suspending the effectiveness of a Registration Statement with respect to the Holders’ Registrable Shares or the initiation of any proceedings for that purpose. The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement as promptly as practicable after the issuance thereof.

(b)       Notwithstanding anything to the contrary set forth in this Agreement, the Company may postpone the filing or the effectiveness of a Registration Statement or suspend the use of a prospectus that is part of a shelf Registration Statement (and therefore suspend sales of the Registrable Shares off the shelf Registration Statement) as the Company may reasonably determine necessary and advisable (but in no event more than two times in any rolling 12-month period commencing on the date of this Agreement or more than 60 consecutive days (the “Suspension Period”)) in the event of pending negotiations relating to, or consummation of, a material transaction or the occurrence of a material event that, in the Company’s reasonable determination, (i) would require additional disclosure of material non-public information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality, and the premature disclosure of which would adversely affect the Company, or (ii) render the Company unable to comply with Commission requirements (any such circumstances being hereinafter referred to as a “Suspension Event”). In case of a Suspension Event, the Company will give a notice to the Holders (a “Suspension Notice”) to suspend sales of the Registrable Shares and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing. The Holders agree not to effect any sales of their Registrable Shares pursuant to the Registration Statement (or related filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or related filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event (and in any event during the permitted Suspension Period). The Holders agree that they will treat as confidential the receipt of any Suspension Notice from the Company of the occurrence of an event as set forth above and shall not disclose or use the information contained in such notice without the prior written consent of the Company until the End of Suspension Notice.

Section 3.2. Blackout Period. The Holders further agree, if requested by the managing underwriter or underwriters in an underwritten offering, not to effect any disposition of any of the Registrable Shares during the period (the “Offering Blackout Period”) beginning upon receipt by the Holders of written notice from the Company, but in any event no earlier than the fifteenth (15th) day preceding the anticipated date of pricing of such underwritten offering, and ending no later than ninety (90) days after the closing date of such underwritten offering, and in no event for any longer period of time than is applicable to the Company’s directors and officers in connection with such underwritten offering; provided, however, that the Holders shall not be required to observe or comply with the Offering Blackout Period if the Holders are not disposing of any of their Registrable Share in such underwritten offering; provided, further, that such lockup shall not prohibit the Holders from pledging their Registrable Shares pursuant to a bona fide margin loan or prevent the lender from exercising foreclosure remedies pursuant to such loan. Such Offering Blackout Period notice shall be in writing in a form reasonably satisfactory to the Company and the managing underwriter or underwriters. The Holders will maintain the confidentiality of any information included in such notice delivered by the Company unless otherwise required by law, regulation, governmental order or subpoena.

Section 3.3. Lock-Up Period.

(a)       No Holder may Transfer any shares of Common Stock that were issued pursuant to the Internalization Merger (“Internalization Shares”) on or before the date that is six (6) months from the Effective Time (the “Lock-Up Termination Date”), other than Transfers (i) permitted by Section 3.3(b) of this Agreement or (ii) with the prior written consent of the Company.

(b)       Notwithstanding anything in Section 3.3(a) to the contrary, beginning on the date that is thirty (30) days following the Effective Time, the Holders shall be permitted to Transfer Internalization Shares in transactions generating net proceeds of up to $85 million in the aggregate without regard to the transfer restrictions in Section 3.3(a); provided, that, during any three (3)-month period, the amount of Internalization Shares Transferred by the Holders in the aggregate shall not exceed the greater of (x) one percent (1%) of the then outstanding shares of Common Stock or (y) the average weekly reported trading volume of the Common Stock during the four (4) weeks preceding the date of such Transfer.

ARTICLE 4
BOARD NOMINATION RIGHT

Section 4.1. Board Nomination Right.

(a)       Subject to Section 4.1(b), beginning at the first election of directors after both James L. Nelson and Edward M. Weil, Jr. are no longer serving on the Board (and for each annual election thereafter), the Holders shall have the right to designate for nomination by the Board one individual who is (x) not affiliated with the Holders and (y) satisfies the independence standards under Section 303A of the New York Stock Exchange Listed Company Manual.

(b)       The Holders’ right to designate a director for nomination to the Board in accordance with Section 4.1(a) shall only apply during such time that the Holders and their Affiliates collectively satisfy the Minimum Ownership Amount. If the Holders and their Affiliates cease to satisfy the Minimum Ownership Amount, then the Holders’ right to nominate an individual for the Board under this Agreement shall immediately terminate.

ARTICLE 5
INDEMNIFICATION

Section 5.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless the Holders, and the respective officers, directors, direct or indirect owners, members, managers, partners, affiliates, accountants, attorneys, trustees, employees, representatives and agents of the Holders, and each Person (a “Controlling Person”), if any, who controls (within the meaning of Section 15(a) of the Securities Act or Section 20(a) of the Exchange Act) any of the foregoing Persons, as follows (to the fullest extent permitted by applicable law):

(a)       from and against any and all costs, losses, liabilities, obligations, claims, damages, judgments, fines, penalties, awards, actions, other liabilities and expenses whatsoever (the “Liabilities”), as incurred by any of them, arising out of or in connection with (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)       from and against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the prior written consent of the Company; and

(c)       from and against any and all legal or other expenses whatsoever, as incurred (including the reasonable fees and disbursements of one counsel chosen by any indemnified party) in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above; provided, however, that this indemnity agreement shall not apply to any Liabilities to the Holders or their Controlling Persons to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holders expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

Section 5.2. Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless the Company, and the officers, directors, stockholders, members, partners, managers, employees, trustees, executors, representatives and agents of the Company, and each of their respective Controlling Persons, to the fullest extent permitted by applicable law, from and against any and all Liabilities described in the indemnity contained in Section 5.1 hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by the Holder expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that the Holders shall not be liable for any claims hereunder in excess of the amount of net proceeds (after deducting underwriters’ discounts and commissions) received by the Holders from the sale of Registrable Shares pursuant to such Registration Statement, and provided, further, that the obligations of the Holders hereunder shall not apply to amounts paid in settlement of any such Liabilities if such settlement is effected without the prior written consent of the Holders to the extent such consent is required under Section 5.3.

Section 5.3. Notices of Claims, etc. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder unless the indemnifying party is actually materially prejudiced as a result thereof, and in such case, only to the extent of such prejudice, and in any event shall not relieve it from any liability which it may have otherwise than on account of this Article 5. An indemnifying party may participate therein at its own expense and, to the extent that it shall wish, assume the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the indemnifying party’s rights in the immediately preceding sentence, the indemnified party shall have the right to employ its own counsel (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs, and expenses of such separate counsel if (a) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (b) actual or potential defendants in, or targets of, any such proceeding include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be a legal defense available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; or (c) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whosoever in respect of which indemnification or contribution could be sought under this Article 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 5.4. Contribution.

(a)       If the indemnification provided for in this Article 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the applicable Holders, on the other hand, in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.

(b)       The relative fault of the Company, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(c)       The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Article 5. The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Article 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(d)       No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 6
TERMINATION; SURVIVAL

Section 6.1. Termination; Survival. The rights of any Holder under this Agreement shall terminate upon the date that such Holder ceases to hold Registrable Shares. Notwithstanding the foregoing, the rights and obligations of the parties under Article 5 and Article 7 of this Agreement shall remain in full force and effect following any termination of this Agreement after the closing of the Internalization Merger.

ARTICLE 7
MISCELLANEOUS

Section 7.1. Covenants Relating to Rule 144. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will, upon the request of the Holders of Registrable Shares, (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as the Holders of Registrable Shares may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable the Holders to sell their Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission. Upon the request of the Holders of Registrable Shares, the Company will deliver to the Holders a written statement as to whether it has complied with such requirements and of the Securities Act and the Exchange Act, a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or stockholder communications of the Company, and take such further actions consistent with this Section 7.1, as the Holders may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holders to sell any such Registrable Shares without registration.

Section 7.2. No Conflicting Agreements. The Company hereby represents and warrants that the Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which conflicts with the rights granted to the Holders of Registrable Shares pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement. The Company hereby represents and warrants that the rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

Section 7.3. Additional Shares. The Company, at its option, may register, under any Registration Statement and any filings under any state securities laws filed pursuant to this Agreement, any number of unissued, treasury or other Common Stock of or owned by the Company and any of its subsidiaries or any Common Stock or other securities of the Company owned by any other security holder or security holders of the Company.

Section 7.4. Governing Law; Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and shall be construed and interpreted in accordance with, the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Maryland. The Company and the Holders hereby agree that (a) any and all litigation arising out of this Agreement shall be conducted only in state or Federal courts located in the State of Maryland and (b) such courts shall have the exclusive jurisdiction to hear and decide such matters. For confirmation, the Company and the Holders acknowledge that certain claims with respect to the Common Stock are subject to an exclusive forum provision set forth in in Article XVI of the Company’s Amended and Restated Bylaws. The Holders accept, for themselves and in respect of the Holders’ property, expressly and unconditionally, the nonexclusive jurisdiction of such courts and hereby waives any objection that the Holders may now or hereafter have to the laying of venue of such actions or proceedings in such courts. Insofar as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in the manner set forth in Section 7.9 hereof or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the Holders in any such courts. Nothing contained herein shall affect the right serve process in any manner permitted by law or to commence any legal action or proceeding in any other jurisdiction. The Company and the Holders hereby (i) expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any right, power or remedy under or in connection with this Agreement or arising from any relationship existing in connection with this Agreement, and (ii) agree that any such action shall be tried before a court and not before a jury.

Section 7.5. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature delivered by email pdf or other electronic form shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 7.6. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 7.7. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 7.8. Entire Agreement; Amendments; Waiver. This Agreement supersedes all other prior oral or written agreements between the Holders, the Company, their respective affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holders makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 7.9. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent via email (provided no automated notice of delivery failure is received by the sender); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:	Global Net Lease, Inc.
650 Fifth Avenue, 30th Floor
New York, New York 10019
Attention: General Counsel

If to the Holders:	c/o AR Global Investments, LLC
222 Bellevue Avenue
Newport, RI 02840
Attention: Michael Anderson

Section 7.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the express prior written consent of the other party hereto. Notwithstanding the foregoing and Section 3.3 of this Agreement, the Holders shall be permitted to distribute, or otherwise effect a transfer of, Registrable Shares among themselves and to each and any of AR Capital Global Holdings, LLC, Bellevue Capital Partners, LLC for distribution to its members Nicholas S. Schorsch, Shelley D. Schorsch, Edward M. Weil, Jr. and William M. Kahane (the “Bellevue Transferees”), who may themselves transfer Registrable Shares to trusts for their or their family members’ benefit, under their control or otherwise affiliated with them (“Trust Transferees”). The Bellevue Transferees and Trust Transferees shall be permitted successors and assigns of the Holders’ rights and obligations. In addition, for the avoidance of doubt, the Trust Transferees may execute joinders to this Agreement, and become parties thereto as Holders, at any time.

Section 7.11. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person other than as expressly set forth in Article 4 and this Section 7.11.

Section 7.12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.13. Specific Performance. The parties acknowledge and agree that in the event of a breach or threatened breach of its covenants hereunder, the harm suffered would not be compensable by monetary damages alone and, accordingly, in addition to other available legal or equitable remedies, each non-breaching party shall be entitled to apply for an injunction or specific performance with respect to such breach or threatened breach, without proof of actual damages (and without the requirement of posting a bond, undertaking or other security), and the Holders and the Company agree not to plead sufficiency of damages as a defense in such circumstances.

Section 7.14. Costs and Expenses. The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and the Company’s performance of its other obligations under the terms of this Agreement; provided, however, that the Holders shall bear all underwriting fees, discounts, commissions, or taxes (including transfer taxes) attributable to the sale of securities by the Holders, or any legal fees and expenses of counsel to the Holders and any underwriter engaged by the Holders and all other expenses incurred in connection with the performance by the Holders of their obligations under the terms of this Agreement. All other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not any of the transactions contemplated hereby are consummated; provided, however, that in the event of any dispute with regard to this Agreement between the parties, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

Section 7.15. Effective Time. This Agreement shall automatically become effective at the Effective Time with no further action necessary from the parties. This Agreement shall not be effective prior to the Effective Time.

[signatures on following page]

IN WITNESS WHEREOF, the Company and the Holders have caused their respective signature page to this Registration Rights and Stockholders Agreement to be duly executed as of the date first written above.

COMPANY:

GLOBAL NET LEASE, INC.

By:	/s/ Christopher Masterson
Name: Christoper Masterson
Title: Chief Financial Officer

HOLDERS:

AR GLOBAL INVESTMENTS, LLC

By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

GLOBAL NET LEASE SPECIAL LIMITED PARTNERSHIP, LLC

By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

NECESSITY RETAIL SPACE LIMITED PARTNER, LLC

By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

[Signature Page to Registration Rights and Stockholders Agreement]

BELLEVUE CAPITAL PARTNERS, LLC

By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

AMERICAN REALTY CAPITAL GLOBAL II SPECIAL LP LLC

By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

AR GLOBAL INVESTMENTS LLC

By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

/s/ Nicholas S. Schorsch
NICHOLAS S. SCHORSH

NICHOLAS S. SCHORSH 2016 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Francis J. Mirabello, Trustee
Name: Francis J. Mirabello
Title: Trustee

MWM I LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Managing member

[Signature Page to Registration Rights and Stockholders Agreement]

/s/ Shelley D. Schorsch
SHELLEY D. SCHORSH

/s/ Edward M. Weil, Jr.
EDWARD M. WEIL, JR.

/s/ William M. Kahane
WILLIAM M. KAHANE

AR Capital LLC

By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

[Signature Page to Registration Rights and Stockholders Agreement]

SCHEDULE A

Bellevue Capital Partners, LLC

American Realty Capital Global II Special LP LLC

AR Capital LLC

AR Global Investments LLC

Nicholas S. Schorsch

Nicholas S. Schorsch 2016 Grantor Retained Annuity Trust

MWM I, LLC

Shelley D. Schorsch

Edward M. Weil, Jr.

William M. Kahane

ATTACHMENT A

Schedule of Common Stock held by the Holders and their Affiliates